 EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 I, William A. Priddy, Jr., Chief Financial Officer, Corporate Vice President of Administration and Secretary of RF Micro Devices, Inc.
(the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)           the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended
June 27, 2009 (the “Report”) fully complies with the requirements of Section 13(a)
or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      /s/ William A. Priddy, Jr.
     William A. Priddy, Jr.
     Chief Financial Officer, Corporate Vice
     President of Administration and Secretary

      August 6, 2009